    Exhibit 99.1

Daktronics, Inc. Announces Date Change for Second Quarter Fiscal 2023 Financial Results

BROOKINGS, SD – December 6, 2022 – Daktronics Inc (Nasdaq – DAKT) announced today that in light of the Company’s announcement in its Current Report on Form 8-K filed today with the Securities and Exchange Commission, it has changed the date and time of its previously announced earnings release and conference call and webcast for its second quarter fiscal 2023 financial results. The Company will now release the second quarter fiscal 2023 financial results on Monday, December 12, 2022, before the market opens. The Company will host a conference call and webcast for all interested parties at 10:00 AM CT that day.

Reece A. Kurtenbach, Chief Executive Officer, and Sheila M. Anderson, Chief Financial Officer, will host the conference call, which will contain forward-looking statements and other material information.

To listen to the earnings call by phone, participants must pre-register at Daktronics Earnings Call Registration. All registrants will receive dial-in information and a PIN allowing access to the live call. A recording will be archived and available for replay later on the site.

Those parties who previously registered for the conference call will not need to register again for the call due ot the date change.

The conference call may be accessed by a *dial-in number or via the Internet as follows:
Monday, December 12, 2022 at 10:00 AM CT
Dial-In: Register Here
Webcast: https://edge.media-server.com/mmc/p/rb7uch4z

*Note: To join by phone, participants will now have to register at the link provided. You will then receive dial-in information and a unique PIN to allow access to the call.

ABOUT DAKTRONICS
Daktronics has strong leadership positions in, and is the world's largest supplier of, large-screen video displays, electronic scoreboards, LED text and graphics displays, and related control systems. The company excels in the control of display systems, including those that require integration of multiple complex displays showing real-time information, graphics, animation, and video. Daktronics designs, manufactures, markets and services display systems for customers around the world in four domestic business units: Live Events, Commercial, High School Park and Recreation, and Transportation, and one International business unit. For more information, visit the company's website at: www.daktronics.com, email the company at investor@daktronics.com, call (605) 692-0200 or toll-free (800) 843-5843 in the United States, or write to the company at 201 Daktronics Dr., P.O. Box 5128, Brookings, S.D. 57006-5128.

SAFE HARBOR STATEMENT
Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act.

These forward-looking statements reflect the Company's expectations or beliefs concerning future events. The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectations. Such risks include , but not limited to, changes in economic conditions, changes in the competitive and market landscape, including impacts of global trade discussions and policies, the impact of governmental laws, regulations, and orders, as a result of the COVID-19 pandemic, disruptions to our business caused by geopolitical events, military actions, work stoppages, nature disasters, or international health emergencies, such as the COVID-19 pandemic, management of growth, timing and magnitude of future contracts, fluctuations of margins, the introduction of new products and technology, and other risks described in the company's SEC filings, including its Annual Report on Form 10-K for its 2022 fiscal year.

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For more information contact:
INVESTOR RELATIONS:
Sheila M. Anderson, Chief Financial Officer
Tel (605) 692-0200
Investor@daktronics.com